UiPath Reports Second Quarter Fiscal 2026 Financial Results
Revenue of $362 million increases 14 percent year-over-year
ARR of $1.723 billion increases 11 percent year-over-year
Cash flow from operations reaches $42 million and non-GAAP adjusted free cash flow reaches $45 million
NEW YORK, NY – September 4, 2025 – UiPath, Inc. (NYSE: PATH), a global leader in agentic automation, today announced financial results for its second quarter fiscal 2026 ended July 31, 2025.
“We delivered a strong second quarter with ARR growing 11% year-over-year to $1.723 billion, reflecting the team’s improved execution and the growing momentum of our agentic capabilities,” said Daniel Dines, UiPath Founder and Chief Executive Officer. "Our continued innovation and best-in-class products are enabling customers across industries to move beyond pilots into production deployments, orchestrating agents, robots, and humans to achieve real outcomes. Customers consistently tell us that automation and agentic AI are stronger together, and with orchestration, they’re delivering real value today while positioning UiPath to lead the next era of enterprise transformation.”
Second Quarter Fiscal 2026 Financial Highlights
•Revenue of $362 million increased 14 percent year-over-year.
•ARR of $1.723 billion as of July 31, 2025 increased 11 percent year-over-year.
•Net new ARR of $31 million.
•Dollar based net retention rate of 108 percent.
•GAAP gross margin was 82 percent.
•Non-GAAP gross margin was 84 percent.
•GAAP operating loss was $(20) million.
•Non-GAAP operating income was $62 million.
•Net cash flow from operations was $42 million.
•Non-GAAP adjusted free cash flow was $45 million.
•Cash, cash equivalents, and marketable securities were $1.52 billion as of July 31, 2025.

“Our second quarter results reflect strong execution across the business, exceeding the high end of our guidance across all key financial metrics,” said Ashim Gupta, UiPath Chief Operating Officer and Chief Financial Officer. “The momentum we’re seeing from customers and partners around our agentic automation platform, combined with our continued focus on operational efficiency, positions us well as we enter the second half of the year.”
Financial Outlook
For the third quarter fiscal 2026, UiPath expects:
•Revenue in the range of $390 million to $395 million
•ARR in the range of $1.771 billion to $1.776 billion as of October 31, 2025
•Non-GAAP operating income of approximately $70 million
For the full year fiscal 2026, UiPath expects:
•Revenue in the range of $1.571 billion to $1.576 billion
•ARR in the range of $1.834 billion to $1.839 billion as of January 31, 2026
•Non-GAAP operating income of approximately $340 million
Reconciliation of non-GAAP operating income guidance to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability,

complexity, and low visibility with respect to the charges excluded from this non-GAAP measure; in particular, the effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
Recent Business Highlights
•UiPath Collaborated with Deloitte, Redefining ERP Modernization with Agentic Automation Migration to SAP S/4HANA: UiPath continues to advance its strategic digital transformation initiative. Collaborating with Deloitte, a global leader in SAP business transformation, UiPath successfully went live with SAP S/4HANA, a cloud-based ERP solution offering, achieving 93% clean core in solution design and 88% clean core across the overall implementation. The implementation advances UiPath’s goals to modernize ERP as a part of its ongoing journey towards operational excellence.
•Appoints Michael Atalla as Chief Marketing Officer: Atalla will oversee all facets of the company’s global marketing strategy, playing a central role in elevating UiPath’s leadership in agentic AI and orchestration. With more than 20 years of experience, including marketing leadership roles with F5 and Microsoft, Atalla will play a pivotal role in helping UiPath elevate customer outcomes and define the future of agentic automation, where high-impact solutions transform complex business processes and deliver improved outcomes.
•UiPath Recognized as a Leader in the 2025 Gartner® Magic Quadrant™ for Robotic Process Automation: UiPath was positioned by Gartner, Inc. as a Leader in the 2025 Gartner® Magic Quadrant™ for Robotic Process Automation (RPA) research report. For the seventh year in a row, UiPath was named a Leader in the report and recognized the highest for Ability to Execute.
•Announced Partnership with HCLTech to Accelerate Agentic Automation for Global Enterprises: UiPath announced a strategic partnership with HCLTech, a provider of services and capabilities centered around digital, engineering, cloud and AI, to accelerate agentic automation for UiPath customers globally across industries. The partnership will drive large-scale transformation for UiPath customers, enabling more intelligent and self-sufficient operations that require minimal human intervention.

Conference Call and Webcast
UiPath will host a conference call today, Thursday, September 4, 2025, at 5:00 p.m. Eastern Time, to discuss the Company's second quarter fiscal 2026 financial results and its guidance for the third quarter and full year fiscal 2026. To access this call, dial 1-201-689-8057 (domestic) or 1-877-407-8309 (international). The passcode is 13754760. A live webcast of this conference call will be available on the "Investor Relations" page of UiPath’s website (https://ir.uipath.com), and a replay will also be archived on the website for one year.
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About UiPath
UiPath (NYSE: PATH) is a global leader in agentic automation, empowering enterprises to harness the full potential of AI agents to autonomously execute and optimize complex business processes. The UiPath Platform™ uniquely combines controlled agency, developer flexibility, and seamless integration to help organizations scale agentic automation safely and confidently. Committed to security, governance, and interoperability, UiPath supports enterprises as they transition into a future where automation delivers on the full potential of AI to transform industries. For more information, visit www.uipath.com.
Forward-Looking Statements
Statements we make in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “possible,” “projects,” “outlook,” “seeks,” “should,” “will,” and variations of such words or similar expressions, including the negatives of these words or similar expressions.
We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are making this statement for purposes of complying with those safe harbor provisions.
These forward-looking statements include, but are not limited to, statements regarding: our financial guidance for the third fiscal quarter 2026 and the full fiscal year 2026; our ability to drive and accelerate future growth and operational efficiency and grow our platform, product offerings, and market opportunity; our business strategy; plans and objectives of management for future operations; the estimated addressable market opportunity for our platform and the growth of the enterprise automation market; the success of our platform and new releases including the incorporation of AI; the success of our collaborations with third parties; our customers’ behaviors and potential automation spend; and details of UiPath’s stock repurchase program. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: our expectations regarding our revenue, annualized renewal run-rate (ARR), expenses, and other operating results; our ability to effectively manage our growth and achieve or sustain profitability; our ability to acquire new customers and successfully retain existing customers; the ability of the UiPath Platform™ to satisfy and adapt to customer demands and our ability to increase its adoption; our ability to grow our platform and release new functionality in a timely manner; future investments in our business, our anticipated capital expenditures, and our estimates regarding our capital requirements; the costs and success of our marketing efforts and our ability to evolve and enhance our brand; our growth strategies; the estimated addressable market opportunity for our platform and for automation in general; our reliance on key personnel and our ability to attract, integrate, and retain highly-qualified personnel and execute management transitions; our ability to obtain, maintain, and enforce our intellectual property rights and any costs associated therewith; the effect of significant events with macroeconomic impacts, including but not limited to military conflicts and other changes in geopolitical relationships and inflationary cost trends, on our business, industry, and the global economy; our reliance on third-party providers of cloud-based infrastructure; our ability to compete effectively with existing competitors and new market entrants, including new, potentially disruptive technologies; the size and growth rates of the markets in which we compete; and the price volatility of our Class A common stock.
Further information on risks that could cause actual results to differ materially from our guidance and other forward-looking statements can be found in our Annual Report on Form 10-K for the fiscal year ended January 31, 2025 filed with the United States Securities and Exchange Commission (SEC) on March 24, 2025, and other filings and reports that we may file from time to time with the SEC. Any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements.
Key Performance Metric
Annualized Renewal Run-rate (ARR) is the key performance metric we use in managing our business because it illustrates our ability to acquire new subscription customers and to maintain and expand our relationships with existing subscription customers. We define ARR as annualized invoiced amounts per solution SKU from subscription licenses and maintenance and support obligations assuming no increases or reductions in customers’ subscriptions. ARR does not include the costs we may incur to obtain such subscription licenses or provide such maintenance and support. ARR also does not reflect nonrecurring rebates payable to partners (upon establishing sufficient history of their nonrecurring nature), the impact of nonrecurring incentives (such as one-time discounts provided under sales promotional programs), and any actual or anticipated reductions in invoiced value due to contract non-renewals or service cancellations other than for certain reserves (for example those for credit losses or disputed amounts). ARR does not include invoiced amounts associated with perpetual licenses or professional services. ARR is not a forecast of future revenue, which is impacted by contract start and end dates and duration. ARR should be viewed independently of revenue and deferred revenue as ARR is an operating metric and is not intended to replace these items.
Dollar-based net retention rate represents the rate of net expansion of our ARR from existing customers over the preceding 12 months. We calculate dollar-based net retention rate as of a period end by starting with ARR from the cohort of all customers as of 12 months prior to such period end (Prior Period ARR). We then calculate the ARR from these same customers as of the current period end (Current Period ARR). Current Period ARR includes any expansion and is net of any contraction or attrition over the preceding 12 months but does not include ARR from new customers in the current period. We then divide total Current Period ARR by total Prior Period ARR to arrive at dollar-based net retention rate. Dollar-based net retention rate may fluctuate based on the customers that qualify to be included in the cohort used for calculation and may not reflect our actual performance.
Investors should not place undue reliance on ARR or dollar-based net retention rate as an indicator of future or expected results. Our presentation of these metrics may differ from similarly titled metrics presented by other companies and therefore comparability may be limited.
Non-GAAP Financial Measures
Non-GAAP financial measures are financial measures that are derived from the consolidated financial statements, but that are not presented in accordance with generally accepted accounting principles in the United States (GAAP). This earnings press release includes financial measures defined as non-GAAP financial measures by the SEC, including non-GAAP cost of licenses, non-GAAP cost of subscription services, non-GAAP cost of professional services and other, non-GAAP gross profit and margin, non-GAAP sales and marketing expenses, non-GAAP research and development expenses, non-GAAP general and administrative expenses, non-GAAP operating income and margin, and non-GAAP net income and non-GAAP net income per share. These non-GAAP financial measures exclude:
•stock-based compensation expense;
•amortization of acquired intangibles;
•employer payroll tax expense related to employee equity transactions;
•restructuring costs;
•charitable donation of Class A common stock;
•change in fair value of contingent consideration; and
•in the case of non-GAAP net income, estimated tax adjustments associated with the add-back items, as applicable.

Additionally, this earnings release presents non-GAAP adjusted free cash flow, which is calculated by adjusting GAAP operating cash flows for the impact of purchases of property and equipment, cash paid for employer payroll taxes related to employee equity transactions, net payments/receipts of employee tax withholdings on stock option exercises, and cash paid for restructuring costs.
UiPath uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, by excluding the effects of items that do not reflect the ordinary earnings of our operations, and as a supplement to GAAP measures. UiPath believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in UiPath’s industry, many of which present similar non-GAAP financial measures to investors. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, our financial performance measures prepared in accordance with GAAP. Further, our non-GAAP information may be different from the non-GAAP information provided by other companies. The information below provides a reconciliation of non-GAAP financial measures used in this earnings press release to the most directly comparable GAAP financial measures. We encourage investors to consider our GAAP results alongside our supplemental non-GAAP measures, and to review the reconciliation between GAAP results and non-GAAP measures that is included at the end of this earnings press release. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of UiPath’s website at https://ir.uipath.com.

UiPath, Inc.
Condensed Consolidated Statements of Operations
in thousands, except per share data
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Revenue:
Licenses	$112,161	$112,251	$240,447	$252,379
Subscription services	238,363	194,673	455,666	379,804
Professional services and other	11,204	9,329	22,239	19,182
Total revenue	361,728	316,253	718,352	651,365
Cost of revenue:
Licenses	1,200	2,393	2,468	4,994
Subscription services	38,229	43,529	76,697	80,283
Professional services and other	24,951	17,398	49,072	33,368
Total cost of revenue	64,380	63,320	128,237	118,645
Gross profit	297,348	252,933	590,115	532,720
Operating expenses:
Sales and marketing	166,303	194,330	325,964	374,469
Research and development	98,341	98,433	193,180	184,036
General and administrative	52,889	63,519	107,568	127,029
Total operating expenses	317,533	356,282	626,712	685,534
Operating loss	(20,185)	(103,349)	(36,597)	(152,814)
Interest income	12,004	13,370	24,652	27,200
Other income (expense), net	11,508	7,710	(4,456)	18,389
Income (loss) before income taxes	3,327	(82,269)	(16,401)	(107,225)
Provision for income taxes	1,743	3,828	4,570	7,608
Net income (loss)	$1,584	$(86,097)	$(20,971)	$(114,833)
Net income (loss) per share, basic	$0.00	$(0.15)	$(0.04)	$(0.20)
Net income (loss) per share, diluted	$0.00	$(0.15)	$(0.04)	$(0.20)
Weighted-average shares used in computing net income (loss) per share, basic	536,169	568,042	542,208	568,973
Weighted-average shares used in computing net income (loss) per share, diluted	542,865	568,042	542,208	568,973

UiPath, Inc.
Condensed Consolidated Balance Sheets
in thousands
(unaudited)

	As of
	July 31, 2025	January 31, 2025
Assets
Current assets
Cash and cash equivalents	$628,617	$879,196
Restricted cash	438	438
Marketable securities	818,870	750,322
Accounts receivable, net of allowance for credit losses of $2,487 and $1,642, respectively	269,810	451,131
Contract assets	117,418	88,735
Deferred contract acquisition costs	85,192	82,461
Prepaid expenses and other current assets	110,391	86,276
Total current assets	2,030,736	2,338,559
Marketable securities, non-current	75,151	94,113
Contract assets, non-current	2,659	3,447
Deferred contract acquisition costs, non-current	135,955	139,341
Property and equipment, net	41,545	32,740
Operating lease right-of-use assets	65,626	66,500
Intangible assets, net	21,604	7,905
Goodwill	120,800	87,304
Deferred tax assets	26,018	27,963
Other assets, non-current	72,223	67,398
Total assets	$2,592,317	$2,865,270

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$19,743	$33,178
Accrued expenses and other current liabilities	145,856	83,923
Accrued compensation and employee benefits	65,870	112,355
Deferred revenue	506,948	569,464
Total current liabilities	738,417	798,920
Deferred revenue, non-current	104,313	135,843
Operating lease liabilities, non-current	72,623	74,230
Other liabilities, non-current	11,261	10,515
Total liabilities	926,614	1,019,508
Commitments and contingencies
Stockholders' equity
Class A common stock	5	5
Class B common stock	1	1
Treasury stock	(824,842)	(494,779)
Additional paid-in capital	4,474,638	4,333,300
Accumulated other comprehensive income (loss)	24,747	(4,890)
Accumulated deficit	(2,008,846)	(1,987,875)
Total stockholders’ equity	1,665,703	1,845,762
Total liabilities and stockholders’ equity	$2,592,317	$2,865,270

UiPath, Inc.
Condensed Consolidated Statements of Cash Flows
in thousands
(unaudited)

	Six Months Ended July 31,
	2025	2024
Cash flows from operating activities
Net loss	$(20,971)	$(114,833)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	7,483	9,483
Amortization of deferred contract acquisition costs	44,165	39,392
Net accretion on marketable securities	(6,962)	(18,527)
Stock-based compensation expense	154,367	183,032
Charitable donation of Class A common stock	4,187	6,564
Non-cash operating lease expense	8,691	7,562
(Benefit from) provision for deferred income taxes	(360)	752
Other non-cash charges (credits), net	3,940	(573)
Changes in operating assets and liabilities:
Accounts receivable	192,404	165,781
Contract assets	(23,514)	(19,773)
Deferred contract acquisition costs	(36,302)	(33,898)
Prepaid expenses and other assets	(21,151)	6,314
Accounts payable	(11,706)	6,774
Accrued expenses and other liabilities	37,841	7,018
Accrued compensation and employee benefits	(51,354)	(59,799)
Operating lease liabilities, net	(6,412)	(6,983)
Deferred revenue	(113,757)	(31,873)
Net cash provided by operating activities	160,589	146,413
Cash flows from investing activities
Purchases of marketable securities	(300,059)	(697,765)
Maturities of marketable securities	257,134	730,337
Purchases of property and equipment	(12,832)	(2,656)
Payments related to business acquisition, net of cash acquired	(24,821)	—
Purchases of investments	—	(35,809)
Net cash used in investing activities	(80,578)	(5,893)
Cash flows from financing activities
Repurchases of Class A common stock	(329,101)	(218,752)
Proceeds from exercise of stock options	523	643
Payments of tax withholdings on net settlement of equity awards	(26,278)	(45,949)
Net (payments) receipts of tax withholdings on sell-to-cover equity award transactions	(19)	99
Proceeds from employee stock purchase plan contributions	8,069	8,642
Payment of deferred consideration related to business acquisition	—	(5,570)
Net cash used in financing activities	(346,806)	(260,887)
Effect of exchange rate changes	16,216	(1,998)
Net decrease in cash, cash equivalents, and restricted cash	(250,579)	(122,365)
Cash, cash equivalents, and restricted cash - beginning of period	879,634	1,062,116
Cash, cash equivalents, and restricted cash - end of period	$629,055	$939,751

UiPath, Inc.
Reconciliation of GAAP Cost of Revenue, Gross Profit and Margin to Non-GAAP Cost of Revenue, Gross Profit and Margin
in thousands, except percentages
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
GAAP cost of licenses	$1,200	$2,393	$2,468	$4,994
Less: Amortization of acquired intangible assets	251	819	491	1,663
Non-GAAP cost of licenses	$949	$1,574	$1,977	$3,331

GAAP cost of subscription services	$38,229	$43,529	$76,697	$80,283
Less: Stock-based compensation expense	3,682	5,284	7,556	9,560
Less: Amortization of acquired intangible assets	925	595	1,606	1,188
Less: Employer payroll tax expense related to employee equity transactions	71	68	141	245
Less: Restructuring costs	127	318	585	318
Non-GAAP cost of subscription services	$33,424	$37,264	$66,809	$68,972

GAAP cost of professional services and other	$24,951	$17,398	$49,072	$33,368
Less: Stock-based compensation expense	2,358	3,015	5,086	5,485
Less: Employer payroll tax expense related to employee equity transactions	34	27	61	93
Less: Restructuring costs	18	126	18	126
Non-GAAP cost of professional services and other	$22,541	$14,230	$43,907	$27,664

GAAP gross profit	$297,348	$252,933	$590,115	$532,720
GAAP gross margin	82%	80%	82%	82%
Plus: Stock-based compensation expense	6,040	8,299	12,642	15,045
Plus: Amortization of acquired intangible assets	1,176	1,414	2,097	2,851
Plus: Employer payroll tax expense related to employee equity transactions	105	95	202	338
Plus: Restructuring costs	145	444	603	444
Non-GAAP gross profit	$304,814	$263,185	$605,659	$551,398
Non-GAAP gross margin	84%	83%	84%	85%

UiPath, Inc.
Reconciliation of GAAP Operating Expenses, Loss and Margin to Non-GAAP Operating Expenses, Income and Margin
in thousands, except percentages
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
GAAP sales and marketing	$166,303	$194,330	$325,964	$374,469
Less: Stock-based compensation expense	23,402	37,473	46,988	73,689
Less: Amortization of acquired intangible assets	1,047	298	1,503	850
Less: Employer payroll tax expense related to employee equity transactions	404	577	851	1,800
Less: Restructuring costs	543	7,971	2,524	7,971
Non-GAAP sales and marketing	$140,907	$148,011	$274,098	$290,159

GAAP research and development	$98,341	$98,433	$193,180	$184,036
Less: Stock-based compensation expense	36,087	32,654	70,682	61,796
Less: Employer payroll tax expense related to employee equity transactions	450	288	840	918
Less: Restructuring costs	279	1,681	(52)	1,681
Non-GAAP research and development	$61,525	$63,810	$121,710	$119,641

GAAP general and administrative	$52,889	$63,519	$107,568	$127,029
Less: Stock-based compensation expense	12,477	15,879	24,055	32,502
Less: Amortization of acquired intangible assets	31	39	62	78
Less: Employer payroll tax expense related to employee equity transactions	140	175	267	590
Less: Restructuring costs	429	2,516	1,332	2,516
Less: Charitable donation of Class A common stock	—	—	4,187	6,564
Less: Change in fair value of contingent consideration	(277)	—	(277)	—
Non-GAAP general and administrative	$40,089	$44,910	$77,942	$84,779

GAAP operating loss	$(20,185)	$(103,349)	$(36,597)	$(152,814)
GAAP operating margin	(6)%	(33)%	(5)%	(23)%
Plus: Stock-based compensation expense	78,006	94,305	154,367	183,032
Plus: Amortization of acquired intangible assets	2,254	1,751	3,662	3,779
Plus: Employer payroll tax expense related to employee equity transactions	1,099	1,135	2,160	3,646
Plus: Restructuring costs	1,396	12,612	4,407	12,612
Plus: Charitable donation of Class A common stock	—	—	4,187	6,564
Plus: Change in fair value of contingent consideration	(277)	—	(277)	—
Non-GAAP operating income	$62,293	$6,454	$131,909	$56,819
Non-GAAP operating margin	17%	2%	18%	9%

UiPath, Inc.
Reconciliation of GAAP Net Income (Loss) and GAAP Net Income (Loss) Per Share to Non-GAAP Net Income and Non-GAAP Net Income Per Share
in thousands, except per share data
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
GAAP net income (loss)	$1,584	$(86,097)	$(20,971)	$(114,833)
Plus: Stock-based compensation expense	78,006	94,305	154,367	183,032
Plus: Amortization of acquired intangible assets	2,254	1,751	3,662	3,779
Plus: Employer payroll tax expense related to employee equity transactions	1,099	1,135	2,160	3,646
Plus: Restructuring costs	1,396	12,612	4,407	12,612
Plus: Charitable donation of Class A common stock	—	—	4,187	6,564
Plus: Change in fair value of contingent consideration	(277)	—	(277)	—
Tax adjustments to add-backs	(3,731)	58	(7,030)	2,182
Non-GAAP net income	$80,331	$23,764	$140,505	$96,982

GAAP net income (loss) per share, basic	$0.00	$(0.15)	$(0.04)	$(0.20)
GAAP net income (loss) per share, diluted	$0.00	$(0.15)	$(0.04)	$(0.20)
GAAP weighted average common shares outstanding, basic	536,169	568,042	542,208	568,973
Plus: Dilutive potential common shares from outstanding equity awards	6,696	—	—	—
GAAP weighted average common shares outstanding, diluted	542,865	568,042	542,208	568,973

Non-GAAP weighted average common shares outstanding, basic	536,169	568,042	542,208	568,973
Plus: Dilutive potential common shares from outstanding equity awards	6,696	4,965	5,407	9,625
Non-GAAP weighted average common shares outstanding, diluted	542,865	573,007	547,615	578,598
Non-GAAP net income per share, basic	$0.15	$0.04	$0.26	$0.17
Non-GAAP net income per share, diluted	$0.15	$0.04	$0.26	$0.17

UiPath, Inc.
Reconciliation of GAAP Operating Cash Flow to Non-GAAP Adjusted Free Cash Flow
in thousands
(unaudited)

	Six Months Ended July 31,
	2025	2024
GAAP net cash provided by operating activities	$160,589	$146,413
Purchases of property and equipment	(12,832)	(2,656)
Cash paid for employer payroll taxes related to employee equity transactions	2,270	3,267
Net payments (receipts) of employee tax withholdings on stock option exercises	11	(9)
Cash paid for restructuring costs	11,532	2,762
Non-GAAP adjusted free cash flow	$161,570	$149,777

Investor Relations Contact
Allise Furlani
Investor.relations@uipath.com
UiPath
Media Contact
PR@uipath.com
UiPath